                                                                    EXHIBIT 7.1
  MONTHLY CERTIFICATEHOLDER'S STATEMENT

       First of America Credit Card Master Trust Series 1995-1

          Collection Period:                     12/01/98 to
                                                 12/31/98

          Distribution Date:                     01/15/99
          Transfer Date:                         01/14/99

       Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 (the Pooling and Servicing Agreement"), among National City Bank of Michigan/Illinois, as Seller and Servicer, and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Series 1995-1 Supplement, dated as of June 1, 1995, National City Bank of Michigan/Illinois as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the First of America Credit Card Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of January 15, 1999, and with respect to the performance of the Trust during the month of December is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1995-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Series 1995-1 Supplement.

  A.   Information Regarding Distributions to the Class A Certificateholders

       1. The total amount of the distribution to Class A Certificateholders per
          $1,000 original certificate principal amount                               $4.9216547

       2. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 original
          certificate principal amount                                               $4.9216547

       3. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 original
          certificate principal amount                                               $0.0000000

  B.   Class A Investor Charge-Offs and Reimbursement of Charge-Offs

       1. The Amount of Class A Investor Charge-Offs                                 $0.0000000

       2. The amount of Class A Investor Charge-Offs set forth in paragraph 1
          above, per $1,000 original certificate principal amount                    $0.0000000

       3. The total amount reimbursed in respect of Class A Investor Charge-Offs     $0.0000000

       4. The amount set forth in paragraph 3 above, per $1,000 original
          certificate principal amount                                               $0.0000000

       5. The amount, if any, by which the outstanding principal balance of the
          Class A Certificates exceeds the Class A Invested Amount after giving
          effect to all transactions on such Distribution Date                       $0.0000000

  C.   Information Regarding Distributions to the Class B Certificateholders

       1. The total amount of the distribution to Class B Certificateholders per
          $1,000 original certificate principal amount                               $5.0249881

       2. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 original
          certificate principal amount                                               $5.0249881

       3. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class B Certificates, per $1,000 original
          certificate principal amount                                               $0.0000000

  D.   Class B Investor Charge-Offs and Reimbursement of Charge-Offs

       1. The Amount of Class B Investor Charge-Offs                                 $0.0000000

       2. The amount of Class B Investor Charge-Offs set forth in paragraph 1
          above, per $1,000 original certificate principal amount                    $0.0000000

       3. The total amount reimbursed in respect of Class B Investor Charge-Offs     $0.0000000

       4. The amount set forth in paragraph 3 above, per $1,000 original
          certificate principal amount                                               $0.0000000

       5. The amount, if any, by which the outstanding principal balance of the
          Class B Certificates exceeds the Class B Invested Amount after giving
          effect to all transactions on such Distribution Date                       $0.0000000

       IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 12th day of January, 1999.

                                                NATIONAL CITY BANK
                                                OF MICHIGAN/ILLINOIS,
                                                     as Seller and Servicer

                                        By:     NATIONAL CITY CORPORATION
                                                     as Authorized Agent


                                        By:     /S/ THOMAS A. CHANDLER
                                        Name:       Thomas A. Chandler
                                        Title:  Vice President - Credit
                                                  Card Finance

                                   RECEIVABLES

       Beginning of the Month Principal Receivables             $525,243,251.46
       Beginning of the Month Finance Charge Receivables        $  9,057,057.57
       -------------------------------------------------        ----------------
       Beginning of the Month Total Receivables                 $534,300,309.03

       Removed Principal Receivables                            $          0.00
       Removed Finance Charge Receivables                       $          0.00
       -------------------------------------------------        ----------------
       Removed Total Receivables                                $          0.00

       Additional Principal Receivables                         $          0.00
       Additional Finance Charge Receivables                    $          0.00
       -------------------------------------------------        ----------------
       Additional Total Receivables                             $          0.00

       End of the Month Principal Receivables                   $538,427,397.64
       End of the Month Finance Charge Receivables              $  8,875,414.15
       -------------------------------------------------        ----------------
       End of the Month Total Receivables                       $547,302,811.79

       Special Funding Account Balance                          $          0.00
       Aggregate Invested Amount (all Master Trust Series)      $500,000,000.00
       End of Month Seller Amount                               $ 38,427,397.64
       End of Month Seller Percentage                                      7.69%

                            DELINQUENCIES AND LOSSES

       Total end of the Month Delinquencies                        RECEIVABLES

                                                                ---------------

          30 - 59 Days Delinquent                               $  9,781,353.89
          60 - 89 Days Delinquent                               $  7,407,233.81
          90+ Days Delinquent                                   $  4,702,074.71

                                                                ---------------

       Total 30+ Days Delinquent                                $ 21,890,662.41

       Defaulted Amounts During the Month                       $  2,475,832.13

                                INVESTED AMOUNTS

       Class A Initial Invested Amount                          $470,000,000.00
       Class B Initial Invested Amount                          $ 30,000,000.00
       -------------------------------------------------        ----------------
       Total Initial Invested Amount                            $500,000,000.00

       Class A Invested Amount                                  $470,000,000.00
       Class B Invested Amount                                  $ 30,000,000.00
       -------------------------------------------------        ----------------
       Total Invested Amount                                    $500,000,000.00

       Floating Allocation Percentage                                   95.1940%

       Principal Allocation Percentage                                  95.1940%

       Servicer Interchange Amount                              $    416,666.67
       Monthly Servicing Fee                                    $    416,666.67
       -------------------------------------------------        ----------------
       Total Servicing Compensation                             $    833,333.34

       Investor Default Amount                                  $  2,356,843.64

                             CLASS A AVAILABLE FUNDS

       Class A Floating Percentage                                        94.00%

          Class A Finance Charge Collections                    $  7,952,975.16
          Other Amounts                                         $          0.00

       Total Class A Available Funds                            $  7,952,975.16

          Class A Monthly Interest                              $  2,313,177.72
          Class A Servicing Fee                                 $    391,666.67
          Class A Investor Default Amount                       $  2,215,433.02

       Total Class A Excess Spread                              $  3,032,697.75

       Required Amount                                          $          0.00

                             CLASS B AVAILABLE FUNDS

       Class B Floating Percentage                                         6.00%

          Class B Finance Charge Collections                    $    507,636.71
          Other Amounts                                         $          0.00




       Total Class B Available Funds                            $    507,636.71

          Class B Monthly Interest                              $    150,749.64
          Class B Servicing Fee                                 $     25,000.00
          Class B Investor Default Amount                       $    141,410.62

       Total Class B Excess Spread                              $    190,476.45

       Total Class B Items                                      $          0.00

                                  EXCESS SPREAD

       Total Excess Spread                                                            $3,223,174.20

          Excess Spread Applied to the Required Amount                                        $0.00
          Excess Spread Applied to Class A Investor Charge-Offs                               $0.00
          Excess Spread Applied to Class B Items                                              $0.00
          Excess Spread Applied to Class B Investor Charge-Offs                               $0.00
          Excess Spread Applied to Cash Collateral Account                                    $0.00
          Excess Spread Applied to Monthly Cash Collateral Fee                           $14,660.42
          Excess Spread Applied to other amounts required under the Loan Agmt                 $0.00

       Total Excess Spread Eligible for Group 1                                       $3,208,513.78

                 SERIES 1995-1 EXCESS FINANCE CHARGE COLLECTIONS

       Excess Finance Charge Collections Allocated to Series 1995-1

          Excess Finance Charge Collections Applied to the Required Amount                    $0.00
          Excess Finance Charge Collections Applied to Class A Investor Charge-Offs           $0.00
          Excess Finance Charge Collections Applied to Class B Items                          $0.00
          Excess Finance Charge Collections Applied to Class B Investor Charge-Offs           $0.00
          Excess Finance Charge Collections Applied to Cash Collateral Account                $0.00
          Excess Finance Charge Collections Applied to Monthly Cash Collateral Fee            $0.00
          Excess Finance Charge Collections Applied to other amounts owed Cash                $0.00
          Collateral Depositor                                                                $0.00

       Total Excess Finance Charge Collections Eligible for Group 1                           $0.00





                               YIELD AND BASE RATE

          Base Rate (Current Month)                                                          6.7227%
          Base Rate (Prior Month)                                                            6.4650%
          Base Rate (Two Months Ago)                                                         6.5908%

       Three Month Average Base Rate                                                         6.5945%

          Portfolio Yield (Current Month)                                                   14.3734%
          Portfolio Yield (Prior Month)                                                     13.2354%
          Portfolio Yield (Two Months Ago)                                                  14.7632%

       Three Month Average Portfolio Yield                                                  14.1240%

                              PRINCIPAL COLLECTIONS

       Class A Principal Percentage                                                           94.00%

          Class A Principal Collections                                            $  84,236,438.43

       Class B Principal Percentage                                                            6.00%

          Class B Principal Collections                                            $   5,376,793.94

       Total Principal Collections                                                 $  89,613,232.37

       Reallocated Principal Collections                                           $           0.00

       Shared Principal Collections Allocable from other Series                    $           0.00

                              CLASS A AMORTIZATION

          Controlled Amortization Amount                                  $         0.00
          Deficit Controlled Amortization Amount                          $         0.00

       Controlled Distribution Amount                                     $         0.00

                              CLASS B AMORTIZATION

          Controlled Amortization Amount                                  $         0.00
          Deficit Controlled Amortization Amount                          $         0.00

       Controlled Distribution Amount                                     $         0.00

                              INVESTOR CHARGE-OFFS

       Class A Investor Charge-Offs                                       $         0.00
       Class B Investor Charge-Offs                                       $         0.00

       Previous Class A Charge-Offs Reimbursed                            $         0.00
       Previous Class B Charge-Offs Reimbursed                            $         0.00

                             CASH COLLATERAL ACCOUNT

       Required Cash Collateral Amount                                    $32,500,000.00

       Available Cash Collateral Amount                                   $32,500,000.00



                                        NATIONAL CITY BANK OF MICHIGAN/ILLINOIS
                                          as Seller and Servicer

                                  By:   NATIONAL CITY CORPORATION
                                          as Authorized Agent


                                  By:   /S/ THOMAS A. CHANDLER
                                  Name:     Thomas A. Chandler
                                  Title:    Vice President - Credit Card Finance